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Exhibit 10.2

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement ("Agreement") is made and entered into between Qwest Communications International Inc., a Delaware corporation (the "Company"), and                        (the "Grantee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan (the "Plan"), the Company desires to grant shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") to the Grantee subject to the restrictions and other terms and conditions herein.

NOW THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.
DEFINITIONS; CONFLICTS.

  Capitalized terms used and not otherwise defined herein will have the meanings given to them in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan will govern and control. Unless the context requires otherwise, references in this Agreement to the "Company" include Qwest Communications International Inc. and its consolidated subsidiaries.

2.
GRANT OF RESTRICTED STOCK.

  The Company hereby grants to the Grantee                        shares (the "Shares") of Common Stock (the "Restricted Stock"), effective as of                         (the "Transfer Date"). Effective as of the Transfer Date, the Grantee will be the holder of record of the Restricted Stock and will have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Restricted Stock.

3.
RESTRICTIONS.

  The Grantee will not sell, assign, transfer by gift or otherwise, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares for the period commencing on the Transfer Date and ending on the Expiration Date (as defined in Section 4), except as otherwise provided in Section 4 or Section 5 or as otherwise permitted by this Agreement or the Plan.

  If any transfer of Shares is made or attempted to be made contrary to the terms of this Agreement or the Plan, the Company will have the right to acquire for its own account, without the payment of any consideration therefor, those Shares from the owner thereof or his transferee, at any time before or after the prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise any other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement or the Plan as a stockholder of the Company and may retain and/or recover all dividends on those Shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

4.
VESTING; LAPSE OF RESTRICTIONS.

  Except as otherwise provided in this Agreement, the Shares of Restricted Stock will vest and become unrestricted in one-third installments upon each of the first three anniversaries following

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  the Transfer Date; provided that, with respect to each installment, the Grantee has remained in continuous employment with the Company from the Transfer Date until the date the installment is designated to vest.

  The Restricted Stock will be fully vested and unrestricted and this Agreement will terminate on the last vesting installment date described in the paragraph immediately above (the "Expiration Date"). Shares that have vested and become unrestricted are referred to as "Vested Shares." Shares that have not vested and become unrestricted are referred to as "Unvested Shares."

  Notwithstanding the vesting schedule set forth above, the Unvested Shares will immediately become Vested Shares (a) in the event of the Grantee's death or Disability, or (b) if, within the two-year period after a Change in Control, the Grantee's employment with the Company is involuntarily terminated without Cause (as defined by any employment or severance agreement between the Company and the Grantee, or if there is no employment or severance agreement, as defined by the Plan) or the Grantee terminates his or her employment with the Company for Good Reason (as defined by any employment or severance agreement between the Company and the Grantee, or if there is no employment or severance agreement, as defined by the Company's Board of Directors (or its delegate)).

  The Grantee may, at Grantee's discretion and subject to the policies of the Company, sell, assign, transfer by gift or otherwise, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Vested Shares not withheld by the Company for tax withholding purposes pursuant to Section 8.

5.
TERMINATION OF EMPLOYMENT; FORFEITURE OF UNVESTED SHARES.

  In the event the Grantee's employment with the Company terminates for any reason (other than a termination that results in Unvested Shares becoming Vested Shares under Section 4), all Unvested Shares will be forfeited and the Grantee will immediately transfer and assign to the Company, without the requirement of consideration, all Unvested Shares, which will promptly be tendered to the Company by the delivery of certificates, if any, for the Unvested Shares, duly endorsed in blank by the Grantee or the Grantee's representative or with stock powers attached thereto duly endorsed, at the Company's principal offices, all in form suitable for the transfer of those Shares to the Company without the payment of any consideration therefor by the Company. After the time at which those Shares are required to be delivered to the Company for transfer to the Company, the Company will not pay any dividend to the Grantee on account of those Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to those Shares, but will, in so far as permitted by law, treat the Company as the owner of those Shares.

6.
ADJUSTMENT OF THE SHARES.

  Upon the occurrence of an event described in Article IV of the Plan, the Shares will be adjusted in accordance with Article IV.

7.
ENFORCEMENT OF RESTRICTIONS.

  If a certificate or certificates representing Unvested Shares is issued, it will bear the following legend:

    "The Shares of stock represented by this Certificate are subject to all of the terms of a Restricted Stock Agreement between Qwest Communications International Inc. and the registered owner of this Certificate (the "Agreement") and to the terms of the Qwest Communications International Inc. Equity Incentive Plan. Copies of the Agreement and the Plan are on file at the office of the Company. The Agreement, among other things, limits the

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    right of the Owner to transfer the Shares represented hereby and provide in certain circumstances that all or a portion of the Shares must be returned to the Company."

  The Company may, in its sole discretion, require the Grantee to keep the certificate, if any, representing the Unvested Shares, duly endorsed, in the custody of the Company or a third party while the Unvested Shares are subject to the restrictions contained in Section 3.

  The Company's Insider Trading Policy 110 requires that all Insider Employees and Section 16 Insiders (as defined in that policy) must pre-clear with the Law Department all proposed transactions in Qwest securities prior to transaction.

8.
TAX WITHHOLDING.

  Notwithstanding any Plan provision to the contrary, upon the vesting of any portion of the Shares, the Company will withhold from those Shares a number of Shares having a value equal to the minimum amount required to be withheld under applicable federal, state and local income and other tax laws (collectively, the "Withholding Taxes"). In that case, the value of the Shares to be withheld will be based on the closing market price of the Common Stock as reported on the New York Stock Exchange on the date the amount of the Withholding Taxes is determined.

9.
BINDING EFFECT.

  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

10.
WAIVER OF RIGHT TO JURY.

  By signing this Agreement, the Grantee voluntarily, knowingly and intelligently waives any right he or she may have to a jury trial for all claims relating to this Agreement and any other claim relating to the Grantee's employment with Company. The Company also hereby voluntarily, knowingly, and intelligently waives any right it might otherwise have to a jury trial for all claims relating to this Agreement and any other claim relating to the Grantee's employment with the Company.

11.
GOVERNING LAW.

  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state. Any action to enforce this Agreement will be brought in Colorado state or federal district court and the parties waive any objection to the jurisdiction or venue of those courts.

12.
HEADINGS.

  Headings are for the convenience of the parties and are not a part of this Agreement.

13.
EXECUTION.

  This Agreement is voidable by the Company if the Grantee does not execute this Agreement within 30 days of execution by the Company.

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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth opposite their signatures to be effective as of the Transfer Date.

QWEST COMMUNICATIONS INTERNATIONAL INC.
Date:	By:	Executive Vice President, General Counsel and Chief Administrative Officer
GRANTEE:
Date:

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PERFORMANCE SHARE AGREEMENT

This Performance Share Agreement ("Agreement") is made and entered into between Qwest Communications International Inc., a Delaware corporation (the "Company"), and                        (the "Grantee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan (the "Plan"), the Company desires to grant an Award to the Grantee subject to the terms and conditions herein.

NOW THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.
DEFINITIONS; CONFLICTS.

  Capitalized terms used and not otherwise defined herein will have the meanings given to them in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan will govern and control. Unless the context requires otherwise, references in this Agreement to the "Company" include Qwest Communications International Inc. and its consolidated subsidiaries.

2.
GRANT OF PERFORMANCE SHARES.

(a)
Performance Shares.    The Company hereby grants to the Grantee                        Performance Shares (the "Performance Shares") on                        (the "Grant Date"). Except as provided below, the Performance Shares will be unvested and forfeitable.

(b)
Performance Period.    The "Performance Period" begins on the Grant Date and ends on the earlier of (i)                         (the "Standard Performance Period End Date") or (ii) a Change in Control.

(c)
Vesting of Performance Shares.    The Performance Shares will vest on the earliest of the following events to occur (the "Vesting Date"):

(i)
the Standard Performance Period End Date;

(ii)
within the two-year period after a Change in Control, the Grantee's employment with the Company is involuntarily terminated without Cause (as defined by any employment or severance agreement between the Company and the Grantee, or if there is no employment or severance agreement, as defined by the Plan) or the Grantee terminates his or her employment with the Company for Good Reason (as defined by any employment or severance agreement between the Company and the Grantee, or if there is no employment or severance agreement, as defined by the Company's Board of Directors (or its delegate)); or

(iii)
the Grantee's employment with the Company is terminated due to the Grantee's death or Disability;

    provided that the Grantee remains employed with the Company or any successor company for the entire period from the Grant Date up to and until the Vesting Date.

  (d)
  Calculation of Performance Share Payout.    The Company will calculate the percentage, if any, of the vested Performance Shares to be paid out using the formula set forth in Exhibit 1 hereto. In addition, if the Performance Shares vest because the Grantee's employment with the Company is terminated due to the Grantee's death or Disability (as provided under paragraph 2(c)(iii)), then the amount calculated under the previous sentence will be prorated based on the ratio of the number of months the Grantee was employed during the Performance Period to the total number of months in the Performance Period. Partial months of employment will be counted as full months for the purposes of the calculation described in the previous sentence.

  (e)
  Settlement.    The amount payable to the Grantee for the vested Performance Shares, as adjusted by the formula set forth in Exhibit 1, will be paid in shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), except that cash will be distributed in lieu of any fractional share of Common Stock. Each Performance Share is equal to one share of Common Stock.

  (f)
  Payment Date.    If the Performance Shares vest because the Grantee's employment with the Company is involuntarily terminated without Cause in the two-year period after a Change in Control (as provided under paragraph 2(c)(ii)), then settlement under paragraph 2(e) will occur within five business days after the Vesting Date. In all other circumstances, settlement under paragraph 2(e) will occur within five business days after the Standard Performance Period End Date.

3.
TERMINATION OF EMPLOYMENT.

(a)
Resignation, Retirement or Involuntary Termination of Employment Without Cause Before the Vesting Date.    If before the Vesting Date the Grantee resigns or retires his or her employment with the Company or the Grantee's employment with the Company is involuntarily terminated without Cause (and the involuntary termination does not result in vesting of the Performance Shares), the Performance Shares and all rights thereto will be forfeited and canceled immediately upon the termination of employment and the Grantee will have no further rights under this Agreement with respect to the Performance Shares.

(b)
Involuntary Termination of Employment for Cause.    If at any time the Grantee's employment with the Company is involuntarily terminated for Cause, the Performance Shares and all rights thereto will be forfeited and canceled immediately upon the termination of employment and the Grantee will have no further rights under this Agreement with respect to the Performance Shares.

(c)
Termination of Employment After the Vesting Date.    If the Grantee's employment with the Company is terminated after the Vesting Date for any reason other than for Cause, but before payment has been made, the Performance Shares will be payable as provided herein as if the termination had not occurred.

4.
ADJUSTMENT OF PERFORMANCE SHARES.

  Upon the occurrence of an event described in Article IV of the Plan, the number of Performance Shares granted herein will be adjusted in accordance with Article IV.

5.
TRANSFERABILITY OF PERFORMANCE SHARES.

  The Grantee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer any Performance Shares held by the Grantee, except by will or the laws of descent and distribution, and during the Grantee's lifetime, payment for the Performance Shares will be made only to the Grantee.

6.
NO RIGHTS AS A SHAREHOLDER.

  The Grantee will have no rights as a shareholder with respect to any shares of Common Stock that may be payable for the Performance Shares until the Grantee becomes a holder of record of those shares. No adjustments, other than as provided in Article IV of the Plan, will be made for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions for which the record date is prior to the date on which the Grantee becomes the holder of record of the shares of Common Stock.

7.
REGISTRATION; GOVERNMENTAL APPROVAL.

  The grant of Performance Shares hereunder is subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration, or qualifications of shares of Common Stock issuable upon payment for the Performance Shares is required by any securities exchange or under any state or federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, no shares will be issued, in whole or in part, unless that listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with those conditions as are acceptable to the Company.

8.
TAX WITHHOLDING.

  The Company may make the provisions and take the steps as it may deem reasonably necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the vesting of and payment for the Performance Shares. Notwithstanding any Plan provision to the contrary, upon the issuance of any shares of Common Stock for the Performance Shares pursuant to paragraph 2(e), above, the Company will withhold from those shares a number of shares having a value equal to the minimum amount required to be withheld under applicable federal, state and local income and other tax laws (collectively, the "Withholding Taxes"). In that case, the value of the Shares to be withheld will be based on the closing market price of the Common Stock as reported on the New York Stock Exchange on the date the amount of the Withholding Taxes is determined.

9.
COMMITTEE DISCRETION.

  Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with this Agreement, the Plan or the Performance Shares will be final, binding and conclusive on the Company, the Grantee and any respective heir, executor, administrator, successor or assign.

10.
BINDING EFFECT.

  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.
WAIVER OF RIGHT TO JURY.

  By signing this Agreement, the Grantee voluntarily, knowingly and intelligently waives any right he or she may have to a jury trial for all claims relating to this Agreement and any other claim relating to the Grantee's employment with Company. The Company also hereby voluntarily, knowingly, and intelligently waives any right it might otherwise have to a jury trial for all claims relating to this Agreement and any other claim relating to the Grantee's employment with the Company.

12.
GOVERNING LAW.

  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state. Any action to enforce this Agreement will be brought in Colorado state or federal district court and the parties waive any objection to the jurisdiction or venue of those courts.

13.
HEADINGS.

  Headings are for the convenience of the parties and are not a part of this Agreement.

14.
EXECUTION.

  This Agreement is voidable by the Company if the Grantee does not execute this Agreement within 30 days of execution by the Company.

15.
COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE.

  To the extent applicable, the provisions of this Agreement will be read consistent with Section 409A of the Internal Revenue Code and the final Treasury Regulations issued thereunder. Payments for Performance Shares will not be accelerated except as expressly permitted under Code Section 409A or the final regulations issued thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth opposite their signatures to be effective as of the Grant Date.

QWEST COMMUNICATIONS INTERNATIONAL INC.
Date:	By:	Executive Vice President, General Counsel and Chief Administrative Officer
GRANTEE:
Date:

EXHIBIT 1

PERFORMANCE TARGETS and CALCULATION OF PAYOUTS

        The percentage, if any, of the vested Performance Shares that will be paid to the Grantee in accordance with, and subject to the terms and conditions of, the Agreement will be calculated as follows (rounded to a full basis point):

[(Average Qwest TSR Percentage—Average Telecom Peer TSR Percentage) × 5] + 100%;

provided, however, that the maximum percentage of the vested Performance Shares that will be paid to the Grantee is 200%. The table below is provided only as an example of the calculation above:

If the Average Qwest TSR Percentage minus the Average Telecom Peer TSR Percentage equals:	Then the percentage of the vested Performance Shares that will be paid to the Grantee will be:
20% or more	200%
10%	150%
0%	100%
-10%	50%
-20% or less	0%

For purposes of the calculation above:

1.
"Average Qwest TSR Percentage" is the percentage increase or decrease (as adjusted for all Common Stock dividends paid during the Performance Period, assuming they are reinvested on the applicable payment dates) in (a) the average of the closing market price of one share of Common Stock on each trading day in the Ending Measurement Period, as compared to (b) the average of the closing market price of one share of Common Stock on each trading day in the Beginning Measurement Period.

2.
"Average Telecom Peer TSR Percentage" is calculated as follows:

(a)
For each company in the Telecom Peer Group, calculate the percentage increase or decrease (as adjusted for all common stock dividends paid during the Performance Period, assuming they are reinvested on the applicable payment dates) in (i) the average of the closing market price of one share of the company's common stock on each trading day in the Ending Measurement Period, as compared to (ii) the average of the closing market price of one share of the company's common stock on each trading day in the Beginning Measurement Period; and

(b)
Calculate the average of the percentages calculated under paragraph 2(a) above.

3.
"Beginning Measurement Period" is the 60 consecutive trading days on the New York Stock Exchange beginning on the Grant Date (or the immediately following trading day if the Grant Date is not a trading day); provided, however, that, in the event of a Change in Control that occurs within the 60 consecutive trading days on the New York Stock Exchange beginning on the Grant Date (or the immediately following trading day if the Grant Date is not a trading day), the "Beginning Measurement Period" is only the Grant Date.

4.
"Ending Measurement Period" is the 60 consecutive trading days on the New York Stock Exchange ending on the last day of the Performance Period (or the immediately preceding trading day if the last day of the Performance Period is not a trading day); provided, however, that in the event of a Change in Control the "Ending Measurement Period" is only the date of the Change in Control.

5.
"Telecom Peer Group" is AT&T Corp., CenturyTel Inc., Cincinnati Bell Inc., Embarq Corporation, Frontier Communications Corporation, Verizon Communications, Inc. and Windstream

  Corporation. The definition of the Telecom Peer Group is subject to change in the sole and exclusive discretion of the Committee should one or more members of the Telecom Peer Group cease to be in existence or undergo a material change in its business.

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  Exhibit 10.2